 EXHIBIT 32.1

CERTIFICATION OF ACTING PRESIDENT
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Virginia Shehee, Acting President and Director of International Star, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of International Star, Inc.

November 16, 2007	/s/ Virginia K. Shehee
Virginia K. Shehee
Acting President and Chairman of the Board of Directors